UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

THE L.S. STARRETT COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS 01331

(Address of principal executive offices) (Zip Code)

Registrant's telephone number:

978-249-3551

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value per share	SCX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in The L.S. Starrett Company’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as a result of a decrease in sales related to the COVID-19 epidemic, the Company anticipates potential non-compliance with its fixed charge coverage ratio for the year ended June 30, 2020 under its Loan and Security Agreement (the “Loan Agreement”) by and among the Company and its U.S. operating companies (collectively, the “Borrowers”) and TD Bank, N.A. (“TD Bank”). On June 25, 2020, the Borrowers and TD Bank entered into an amendment and restatement (the “Amendment and Restatement”) of the Loan Agreement. The Amendment and Restatement waived the fixed charge coverage ratio for the quarter ended June 30, 2020. In addition, the Amendment and Restatement clarifies that certain non-cash adjustments to the definition of EBITDA are permitted under the Loan Agreement, as amended

In addition, the Amendment and Restatement increases the permitted borrowings from a foreign bank from $5.0 million to $15.0 million and permits the Company to draw the remainder of the outstanding balance under the Loan Agreement, which was approximately $6.0 million as of June 30, 2020.

The Company has engaged a third party consultant to assist the Company in preparing a restructuring plan to be delivered to TD Bank on or before August 15, 2020, which plan would include the Company’s strategy to increase profitability and a proposal for covenant relief under the Loan Agreement, as amended, through at least June 30, 2021.

The Amendment and Restatement also contains other customary provisions, such as expense reimbursement and confidentiality.

Pursuant to the Amendment and Restatement, the Company has consented to TD Bank to perfect security interests that were previously granted in substantially all of the Company’s personal property assets. Given uncertainty related to the COVID-19 epidemic, the Company and TD Bank are entering into discussions for the reset of financial covenants through at least the end of fiscal year 2021. Without this covenant relief, the Company may be in default of the fixed charge coverage ratio or other covenants under the Loan Agreement for the quarter ending September 30, 2020.

The foregoing description of the Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the Amendment and Restatement, a copy of which is filed as Exhibits 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Amendment and Restatement set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1

The Amended and Restated Loan and Security Agreement dated June 25, 2020 by and among The L.S. Starrett Company, Tru-Stone Technologies, Inc. Starrett Kinemetric Engineering, Inc. and Starrett Bytewise Development, Inc. and TD Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Date: July 1, 2020	By: /s/ John C. Tripp
Name: John C. Tripp
Title: Treasurer and Chief Financial Officer